EXHIBIT 99.8
RIGHTS OFFERING

                                1,100,000 SHARES

                             SIEBERT FINANCIAL CORP.

                                  COMMON STOCK

                                ($.01 PAR VALUE)

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           THE RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                        ______________, JULY _____, 1998.
                  ONCE A HOLDER HAS PROPERLY EXERCISED A RIGHT,
                        SUCH EXERCISE MAY NOT BE REVOKED.

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To our Clients:

         Enclosed for your consideration is a prospectus dated July ____, 1998 (the "Prospectus") relating to the offering (the "Rights Offering") of Siebert Financial Corp. (the "Company"), pursuant to which holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on _____________, July _____, 1998, are being issued, at no cost to such holders, transferable subscription rights (the "Rights") to subscribe for and purchase, for a limited period of time, shares of the Company's Common Stock at a price of $_____ per share (the "Subscription Price"). Each Right also carries the right, exercisable only by the stockholder to whom such Right was initially distributed, to subscribe at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights. The terms and conditions of the Rights Offering are set forth in the Prospectus, to which reference is made for a complete description of the Rights Offering.

         The Prospectus is being forwarded to you as the beneficial owner of the Subscription Certificate carried by us in your account but not registered in your name. An exercise or transfer of such Subscription Certificate may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instruction as to whether you wish us to: (a) exercise any or all of the Rights held by us in your account, and any Rights not exercised by others, pursuant to the terms and conditions set forth in the enclosed Prospectus; (b) transfer all or any of such Rights to another party; or
(c) attempt to sell such Rights for your account. WE URGE YOU TO READ THE PROSPECTUS CAREFULLY BEFORE INSTRUCTING US AS TO WHETHER OR NOT TO EXERCISE, TRANSFER OR SELL ANY RIGHTS.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights, and complete and deliver the Subscription Certificate on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on __________, August _____, 1998 (the "Expiration Time"). Further, if you direct us to sell or transfer your Rights, you must so instruct us sufficiently in advance to permit such sale to be made or such transfer to be effected and a new Subscription Certificate to be issued to the recipient prior to the Expiration Time.

         If you wish to have us exercise, transfer or sell any or all of your Rights, please so instruct us by completing, executing and returning to us the instruction form on the REVERSE SIDE hereof. If you exercise Rights, you must contact us in order to arrange for your payment of the Subscription Price.

         If we do not receive complete written instructions in accordance with the procedures outlined in the Prospectus, we will not exercise, transfer or sell your Rights.

         If you have arranged for payment of the Subscription Price but have not indicated the number of Rights being exercised, or if you have not arranged for full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of Rights which may be exercised for the Subscription Price payment arranged for by you. To the extent that the Subscription Price payment arranged for by you exceeds the product of the Subscription Price multiplied by the number of Rights attendant to your

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Basic Subscription Privilege (such excess being the "Subscription  Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, the number of whole shares of Common Stock equal to the
quotient   obtained  by  dividing  the   Subscription   Excess  by  $_____  [the
Subscription Price]. Any amount remaining after such division will be returned to you or credited to your account from which payment was made.

         If you merely sign the instruction form without completing it and arranging for any Subscription Price payment, we will deem it to mean that you do not want us to exercise your Rights, but want us to attempt to sell all of your Rights.

                            INSTRUCTIONS AS TO RIGHTS

     The undersigned acknowledge(s) receipt of your letter and the Prospectus relating to the Rights Offering of Siebert Financial Corp. and hereby instructs you as follows:


     1.  EXERCISE OF RIGHTS.

Please exercise my rights to subscribe for shares of Common Stock as indicated below:

     (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege*: $________________________

     (b) Number of shares subscribed for pursuant to the Oversubscription Privilege*: $________________________

     (c) Total  Subscription  Price  (total  number  of  shares  subscribed  for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege multiplied by the Subscription Price of $______): $________________________

YOU MUST CONTACT US TO ARRANGE YOUR METHOD OF PAYMENT OF THE SUBSCRIPTION PRICE.


    2.   TRANSFER OF RIGHTS.

For value received, ________ of my unexercised Rights are hereby transferred to:

Name:___________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
                                                            (Including Zip Code)

Tax Identification or Social Security Number of recipient:

________________________________________________________________________________


    3.   SALE OF RIGHTS.

Please attempt to sell ______________________________ of my unexercised Rights.

SIGN AND DATE HERE:

Dated:                        , 1998 ___________________________________________
                                                    Signature

                                     ___________________________________________

                                     Please print name(s) and address(es) below:

                                     ___________________________________________

                                     ___________________________________________

                                     ___________________________________________

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* Each whole Right  entitles the holder  thereof to  subscribe  for one share of
  Common Stock.